EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-
Analyst Contact
Chris Hodges or Chris Donovan
(312) 445-2870
Email: CTAM@alpha-ir.com
Traded: OTCQB (CTAM)

FOR IMMEDIATE RELEASE
TUESDAY AUGUST 7, 2018

 A. M. CASTLE & CO. REPORTS SECOND QUARTER RESULTS
Company sees sequential and year-over-year sales and margin growth
OAK BROOK, IL, August 7, 2018 - A. M. Castle & Co. (OTCQB: CTAM) (the "Company" or "Castle"), a global distributor of specialty metal and supply chain solutions, today reported financial results for the second quarter of 2018.
Second Quarter 2018 Financial Highlights:

•	Increased net sales by 3.1% sequentially and 10.2% year-over-year to $150.4 million

•
Reported net loss of $8.5 million, which included $8.1 million of interest expense, of which $5.2 million was non cash related to long term debt held primarily by majority shareholders and $1.2 million was non cash related to over-funded pension plan

•
Achieved EBITDA of $0.5 million and adjusted EBITDA of $2.2 million, including foreign currency losses of $2.6 million and $1.7 million, respectively. Excluding foreign currency losses of $2.6 million in the second quarter of 2018 and foreign currency gains of $2.8 million in the first quarter of 2018, EBITDA growth of $2.1 million from the first quarter of 2018

•	Adjusted EBITDA exceeded cash interest for the second consecutive quarter

•	Improved gross material margin to 26.2% compared to 24.7% in the first quarter of 2018 and 25.2% in the second quarter of 2017
President and CEO Steve Scheinkman commented, “We are very pleased to report that we continued to grow EBITDA and that adjusted EBITDA exceeded cash interest for the second straight quarter. Our quarterly net sales of $150 million were higher compared to both the prior quarter and the second quarter of last year, driven by continued strong volume and higher selling prices. Selling prices improved 4.1% compared to the prior quarter, and 12.6% compared to the second quarter of last year, as demand remained strong in our core markets. Margins were also beneficially impacted by the elimination of some lower margin sales in the quarter.”
Executive Vice President and CFO Pat Anderson added, “The increase in our liquidity due to our improved financial performance and expanded credit facility has enabled us to continue to invest in inventory and grow our business. During the quarter, our gross material margin increased to 26.2% up from 24.7% in the first quarter of 2018 and 25.2% in the second quarter of 2017. The cash interest paid of $1.7 million is significantly lower than our cash interest burden prior to our emergence from bankruptcy.”
Scheinkman concluded, “Although our second quarter results were negatively impacted by increased transportation and labor costs, which we believe are indicative of growth in our business, we saw continued strong demand and a strong pricing environment throughout the second quarter and into the third quarter. We have experienced solid sales and gross material margin momentum over the first half of 2018, and that has continued into July. As we continue to grow our business, we will remain focused on increasing our efficiency to further improve our EBITDA.”

EX-1-

Presentation of Predecessor and Successor Financial Results
The Company adopted fresh-start reporting as of August 31, 2017, the date the Company's Amended Prepackaged Joint Chapter 11 Plan of Reorganization became effective and the Company emerged from its Chapter 11 cases (the "Effective Date"). As a result of the application of fresh-start reporting, the Company’s financial statements for periods prior to the Effective Date are not comparable to those for periods subsequent to the Effective Date. References to “Successor” refer to the Company on or after the Effective Date. References to “Predecessor” refer to the Company prior to the Effective Date. Operating results for the Successor and Predecessor periods are not necessarily indicative of the results to be expected for a full fiscal year. References such as the “Company,” “we,” “our” and “us” refer to A.M. Castle & Co. and its subsidiaries, whether Predecessor and/or Successor, as appropriate.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 22 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQB® Venture Market under the ticker symbol "CTAM".
Non-GAAP Financial Measures
This release and the financial information included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Investors should recognize that these non-GAAP financial measures might not be comparative to similarly titled measures of other companies. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information, and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as loss before provision for income taxes plus depreciation and amortization, and interest expense, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. EBITDA, adjusted non-GAAP net loss and adjusted EBITDA are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Management uses EBITDA, adjusted non-GAAP net loss and adjusted EBITDA to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our restructuring, as well as the anticipated increase in our borrowing capacity under our Credit Facility. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include our ability to effectively manage our operational initiatives and implemented restructuring activities, the impact of volatility of metals prices, the impact of imposed tariffs and/or duties, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which we filed on March 15, 2018. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

EX-2-

Condensed Consolidated Statements of Operations	Successor	Predecessor	Successor	Predecessor
(Dollars in thousands, except per share data)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017 As Adjusted*	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017 As Adjusted*
Unaudited
Net sales	$150,414	$136,482	$296,287	$272,408
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	111,061	102,052	220,965	203,089
Warehouse, processing and delivery expense	21,165	19,318	41,520	38,037
Sales, general and administrative expense	16,974	15,215	33,522	30,311
Restructuring expense	—	40	—	168
Depreciation and amortization expense	2,362	3,895	4,738	7,759
Total costs and expenses	151,562	140,520	300,745	279,364
Operating loss	(1,148)	(4,038)	(4,458)	(6,956)
Interest expense, net	8,129	11,274	15,255	23,220
Financial restructuring expense	—	5,723	—	6,600
Unrealized loss on embedded debt conversion option	—	—	—	146
Other expense (income), net	673	(4,067)	(4,101)	(6,399)
Reorganization items, net	—	5,502	—	5,502
Loss before income taxes	(9,950)	(22,470)	(15,612)	(36,025)
Income tax (benefit) expense	(1,437)	71	(1,958)	8
Net loss	$(8,513)	$(22,541)	$(13,654)	$(36,033)

* Adjusted due to the adoption of ASU No. 2017-07, "Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost."

Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA:	Successor
(Dollars in thousands)	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018	Three Months Ended March 31, 2018
Unaudited
Net loss, as reported	$(8,513)	$(13,654)	$(5,141)
Depreciation expense	2,362	4,738	2,376
Interest expense, net	8,129	15,255	7,126
Income tax benefit	(1,437)	(1,958)	(521)
EBITDA	541	4,381	3,840
Non-GAAP adjustments (a)	1,641	1,309	(332)
Adjusted EBITDA	$2,182	$5,690	$3,508

(a) Refer to "Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net Loss" table for additional details on these amounts.

EX-3-

Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net Loss:	Successor
(Dollars in thousands)	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018	Three Months Ended March 31, 2018
Unaudited
Net loss, as reported	$(8,513)	$(13,654)	$(5,141)
Non-GAAP adjustments:
Noncash compensation expense	696	1,342	646
Foreign exchange loss (gain) on intercompany loans	945	(33)	(978)
Non-GAAP adjustments to arrive at Adjusted EBITDA	1,641	1,309	(332)
Non-cash interest expense(a)	5,232	9,766	4,534
Total non-GAAP adjustments	6,873	11,075	4,202
Tax effect of adjustments	—	—	—
Adjusted non-GAAP net loss	$(1,640)	$(2,579)	$(939)
(a) Non-cash interest expense for the three and six months ended June 30, 2018 includes interest paid in kind of $3,184 and $6,138, respectively, and amortization of debt discount of $2,048 and $3,628, respectively. Non-cash interest expense for the three months ended March 31, 2018 includes interest paid in kind of $2,954 and amortization of debt discount of $1,580.

EX-4-

CONDENSED CONSOLIDATED BALANCE SHEETS	Successor
(Dollars in thousands, except par value data)	June 30, 2018	December 31, 2017
Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$6,636	$11,104
Accounts receivable, less allowances of $1,678 and $1,586, respectively	91,060	74,370
Inventories	164,120	154,491
Prepaid expenses and other current assets	15,307	12,274
Income tax receivable	3,593	1,576
Total current assets	280,716	253,815
Goodwill and intangible assets, net	8,176	8,176
Prepaid pension cost	12,121	10,745
Deferred income taxes	1,277	1,278
Other noncurrent assets	1,270	1,344
Property, plant and equipment:
Land	5,578	5,581
Buildings	21,264	21,296
Machinery and equipment	35,843	33,011
Property, plant and equipment, at cost	62,685	59,888
Accumulated depreciation	(7,227)	(2,961)
Property, plant and equipment, net	55,458	56,927
Total assets	$359,018	$332,285
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,031	$41,757
Accrued and other current liabilities	15,581	13,931
Income tax payable	—	262
Short-term borrowings	4,838	5,854
Current portion of long-term debt	119	118
Total current liabilities	72,569	61,922
Long-term debt, less current portion	229,183	199,903
Deferred income taxes	16,166	16,166
Build-to-suit liability	9,609	10,148
Other noncurrent liabilities	3,577	3,784
Pension and postretirement benefit obligations	6,313	6,377
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value—200,000 Class A shares authorized with 3,803 shares issued and outstanding at June 30, 2018 and 3,734 shares issued and outstanding at December 31, 2017	38	37
Additional paid-in capital	53,212	49,944
Accumulated deficit	(26,981)	(13,327)
Accumulated other comprehensive loss	(4,668)	(2,669)
Total stockholders’ equity	21,601	33,985
Total liabilities and stockholders’ equity	$359,018	$332,285

EX-5-

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Successor	Predecessor
(Dollars in Thousands)	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Unaudited
Operating activities:
Net loss	$(13,654)	$(36,033)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,738	7,759
Amortization of deferred financing costs and debt discount	3,628	3,056
Unrealized loss on embedded debt conversion option	—	146
Noncash reorganization items, net	—	4,850
(Gain) loss on sale of property, plant and equipment	(5)	7
Unrealized foreign currency gain	(11)	(3,153)
Noncash interest paid in kind	6,138	—
Noncash compensation expense	1,342	442
Deferred income taxes	—	(1,325)
Other, net	298	408
Changes in assets and liabilities:
Accounts receivable	(17,283)	(16,729)
Inventories	(10,776)	487
Prepaid expenses and other current assets	(3,586)	(6,262)
Other noncurrent assets	806	1,533
Prepaid pension costs	(1,376)	(1,792)
Accounts payable	10,663	5,976
Income tax payable and receivable	(2,288)	433
Accrued and other current liabilities	964	7,200
Pension and postretirement benefit obligations and other noncurrent liabilities	(195)	(353)
Net cash used in operating activities	(20,597)	(33,350)
Investing activities:
Capital expenditures	(3,379)	(2,264)
Proceeds from sale of property, plant and equipment	5	47
Proceeds from release of cash collateralization of letters of credit	—	246
Net cash used in investing activities	(3,374)	(1,971)
Financing activities:
Proceeds from long-term debt including credit facilities	39,461	12,500
Repayments of long-term debt including credit facilities	(17,570)	(126)
Short-term borrowings, net	(852)	—
Payments of debt issue costs	(482)	(1,831)
Payments of build-to-suit liability	(897)	—
Net cash from financing activities	19,660	10,543
Effect of exchange rate changes on cash and cash equivalents	(157)	374
Net change in cash and cash equivalents	(4,468)	(24,404)
Cash and cash equivalents - beginning of year	11,104	35,624
Cash and cash equivalents - end of period	$6,636	$11,220

EX-6-

LONG-TERM DEBT	Successor
(Dollars In Thousands)	June 30, 2018	December 31, 2017

5.00% / 7.00% Second Lien Notes due August 31, 2022	$174,725	$168,767
Floating rate New ABL Credit Facility due February 28, 2022	104,988	101,047
12.00% Revolving B Credit Facility due February 28, 2022	18,180	—
Other, primarily capital leases	238	288
Less: unvested restricted Second Lien Notes due August 31, 2022	(1,761)	(2,144)
Less: unamortized discount	(66,597)	(67,937)
Less: unamortized debt issuance costs	(471)	—
Total long-term debt	229,302	200,021
Less: current portion of long-term debt	119	118
Total long-term portion	$229,183	$199,903

EX-7-